EXHIBIT 23

               CONSENT OF INDEPENDENT ACCOUNTANTS



Board of Directors
German American Bancorp
Jasper, Indiana


We consent to the incorporation by reference in the Registration Statement on Form S-3 of German American Bancorp, which relates to the Dividend Reinvestment and Stock Purchase Plan and which is included by reference as an Exhibit in the December 31, 1996 Form 10-K, of our Independent Auditor's Report, dated January 30, 1997, except for Note 17, as to which the date is March 4, 1997, on the consolidated balance sheets of German American Bancorp as of December 31, 1995 and 1996 and on the consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. We also consent to the use of our name and the statements with respect to us appearing under the heading "Experts" in the Registration Statement Form S-3.



                              /s/ Crowe, Chizek and Company LLP
                              Crowe, Chizek and Company LLP


Indianapolis, Indiana
March 28, 1997


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